Exhibit 1.1


                         Gabelli Asset Management Inc.

                            3,600,000 FELINE PRIDES
               (Initially consisting of 3,600,000 Income PRIDES)

                              Purchase Agreement


                                                        January 31, 2002


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Gabelli & Company, Inc.
As the Underwriters named herein,
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         World Financial Center
         North Tower
         New York, New York 10281-1209


Ladies and Gentlemen:

Gabelli Asset Management Inc., a New York corporation (the "Company"), proposes to sell to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Gabelli & Company, Inc. as underwriters (collectively, the "Underwriters"), 3,600,000 FELINE PRIDES ("FELINE PRIDES") of the Company (such 3,600,000 FELINE PRIDES being referred to herein as the "Initial Securities"). The FELINE PRIDES will initially consist of 3,600,000 units (referred to as "Income PRIDES") with a stated amount, per Income PRIDES, of $25 (the "Stated Amount"). Each Income PRIDES will initially consist of (a) a stock purchase contract (a "Purchase Contract") under which
(i) the holder will agree to purchase from the Company on February 17, 2005 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a fraction of newly issued shares of class A common stock, $.001 par value (the "Common Stock"), of the Company equal to the Settlement Rate (as defined in the Purchase Contract Agreement referred to below) and
(ii) the Company will pay to the holder contract adjustment payments and (b) $25 principal amount of the Company's senior notes due February 17, 2007 (a "Note") issued pursuant to the Indenture (as defined below). The Company also proposes to grant to the several Underwriters an option to purchase up to an additional 200,000 Income PRIDES to cover any over-allotments (the "Option Securities"; the Option Securities, together with the Initial Securities, being hereinafter called the "Securities"). The Notes that will initially constitute a component of the Income PRIDES are hereinafter sometimes referred to as the "Underlying Notes".

                  In accordance with the terms of the Purchase Contract Agreement, to be dated as of February 6, 2002 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as purchase contract agent (the "Purchase Contract Agent"), the Underlying Notes will be pledged by the Purchase Contract Agent, on behalf of the holders of the Income PRIDES, to JPMorgan Chase Bank, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, to be dated as of February 6, 2002 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure the holders' obligations to purchase the Common Stock under the Purchase Contracts. The shares of Common Stock issuable pursuant to the Purchase Contracts are hereinafter referred to as the "Shares".

                  The Notes will be issued pursuant to the Indenture, to be dated as of February 6, 2002 (the "Base Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), as amended and supplemented by the First Supplemental Indenture to be dated as of February 6, 2002 (the "First Supplemental Indenture"), between the Company and the Trustee (the Base Indenture, as supplemented and amended by the First Supplemental Indenture, being referred to as the "Indenture").

                  Pursuant to a Remarketing Agreement, to be dated as of February 6, 2002 (the "Remarketing Agreement"), between the Company, the Purchase Contract Agent and Merrill Lynch, Pierce, Fenner & Smith
Incorporated, as the remarketing agent, the Notes may be remarketed, subject to certain terms and conditions.

                  As used in this Agreement, the term "Operative Documents" means this Agreement, the Purchase Contract Agreement (including the Purchase Contracts), the Pledge Agreement, the Remarketing Agreement, the Notes, the Indenture and the certificates evidencing Income PRIDES.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-74676) covering the registration of certain securities, including the Securities, the Purchase Contracts, the Underlying Notes and the Shares, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement was declared effective by the Commission on December 28, 2001 and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a final prospectus and final prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 of the rules and regulations of the Commission or (ii) if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, prepare and file a term sheet or abbreviated term sheet (the "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The aforementioned registration statement (as amended prior to the execution and delivery of this Agreement), including the exhibits thereto, schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434 of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement;" and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the form furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Final Prospectus"; provided, however, that all references to the "Registration Statement" and the "Final Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution and delivery of this Agreement; and provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after the effectiveness of the Registration Statement but prior to the execution and delivery of this Agreement. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to the "Final Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable Term Sheet in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any preliminary prospectus or the Final Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Final Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is incorporated by reference in the Registration Statement, such preliminary prospectus or the Final Prospectus, as the case may be.

SECTION 1. Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Underwriter as of the date hereof, as of the Closing Time and as of each Date of Delivery (if any) referred to below, as follows:

(a) The Company meets the requirements for the use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and the Company has complied with any request by the Commission for additional information. In addition, the Indenture has been duly qualified under the 1939 Act.

                           At the respective times that the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to
         (i) statements in or omissions from the Registration Statement or Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or Final Prospectus or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act of the Trustee.

                           Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Final Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Final Prospectus, at the time the Registration Statement became effective, at the time the Final Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Ernst & Young LLP, the accountants who certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(d) The financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as indicated therein or in the notes thereto) and meet the requirements of Regulation S-X for registration statements on Form S-3. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(e) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under, and as contemplated under, the Operative Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(g) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X), including those listed on Schedule III hereto, (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (i) the subsidiaries listed on
         Schedule III hereto and (ii) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

(h) The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus. The capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(j) The Remarketing Agreement has been duly authorized by the Company and when executed and delivered by the Company will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except as rights to indemnification, contribution or exculpation thereunder may not be enforceable, and will conform in all material respects to the description thereof in the Final Prospectus.

(k) Each of the Purchase Contract Agreement, the Pledge Agreement and the Indenture has been duly authorized by the Company and when executed and delivered by the Company will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the descriptions thereof in the Final Prospectus.

(l) The Notes have been duly authorized by the Company and, at the Closing Time, will have been validly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment for the Income PRIDES of which they are a part in accordance with the terms of this Agreement and the Indenture, will be entitled to the benefits of the Indenture and constitute valid and binding obligations of the Company, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Final Prospectus.

(m) The Income PRIDES have been duly authorized by the Company and, when executed and delivered by the Company against payment of the consideration therefor in accordance with the terms of this Agreement will constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Final Prospectus. The Income PRIDES and the Shares will be duly registered under the 1934 Act and will be authorized for listing on the New York Stock Exchange, in each case, prior to the Closing Time; and the issuance of the Income PRIDES is not subject to preemptive or other similar rights.

(n) The Shares issuable pursuant to the Purchase Contract Agreement have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable; and the issuance of such Shares is not and will not be subject to preemptive or other similar rights.

(o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

(p) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated in this Agreement and the other Operative Documents and in the Registration Statement (including the issuance and sale of the Securities pursuant hereto and the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption "Use of Proceeds" and the issuance and sale of the Shares pursuant to the Purchase Contracts) and compliance by the Company with its obligations under this Agreement and the other Operative Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(q) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might, individually or in the aggregate, reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the other Operative Documents or the performance by the Company of its obligations hereunder or thereunder.

(r) There are no contracts or documents that are required to be described in the Registration Statement, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required. The descriptions of the terms of any such contracts or documents contained in the Registration Statement or the Final Prospectus are correct in all material respects.

(s) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(t) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement and the other Operative Documents, in connection with the offering, issuance or sale of the Securities under this Agreement and the issuance and sale of the Shares pursuant to the Purchase Contracts or the consummation of the transactions contemplated by this Agreement and the other Operative Documents, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

(u) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(v) Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it or they will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w) Each of Gabelli Funds, L.L.C., GAMCO Investors, Inc., Gabelli Fixed Income, L.L.C. and Gabelli Advisers, Inc. (each an "Adviser" and, collectively, the "Advisers") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and none of the Advisers is prohibited by any provision of the Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as an investment adviser. The Advisers are the only direct or indirect subsidiaries of the Company required to be registered as investment advisers under the Advisers Act.

(x) Neither the Company nor any of its direct or indirect subsidiaries, including the Advisers, is required to be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any state in which it or its subsidiaries conduct business or is not subject to material liability or disability by reason of the failure to be so registered, licensed or qualified.

(y) Each of Gabelli & Company, Inc., Gabelli Fixed Income Distributors, Inc. and Gabelli Direct Inc. is duly registered as a broker-dealer under the Exchange Act and under the securities laws of each state where the conduct of its business requires such registration and is in compliance in all material respects with all federal and state laws requiring such registration, or is not subject to material liability or disability by reason of the failure to be so registered in any such jurisdiction or to be in such compliance in all material respects. Each of Gabelli & Company, Inc., Gabelli Fixed Income Distributors, Inc. and Gabelli Direct Inc. is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). None of the Company's other direct or indirect subsidiaries is required to be registered, licensed or qualified as a broker-dealer under any federal law or any state laws requiring any such registration, licensing or qualification in any state in which it conducts business or is subject to any material liability or disability by reason of the failure to be so registered, licensed or qualified.

(z) None of the Company's direct or indirect subsidiaries is required to be registered, licensed or qualified as a transfer agent under the federal or state laws requiring any such registration, licensing or qualification in any state in which it conducts business or is subject to any material liability or disability by reason of the failure to be so registered, licensed or qualified.

(aa) Each of the Company, Gabelli Funds, L.L.C., GAMCO Investors, Inc., Gabelli Fixed Income L.L.C., Gabelli Advisers, Inc., Gabelli Fixed Income Distributors, Inc. and Gabelli Direct Inc., Gabelli Securities, Inc. and Gabelli & Company, Inc. is and has been in compliance with, and each such entity has or will have had, as the case may be, received no notice of any violation of, (i) all laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) applicable to it or its operations relating to investment advisory or broker-dealer activities and (ii) all other such laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company, Gabelli Funds, L.L.C., GAMCO Investors, Inc., Gabelli Fixed Income L.L.C., Gabelli Advisers, Inc., Gabelli Fixed Income Distributors, Inc. and Gabelli Direct Inc., Gabelli Securities, Inc. and Gabelli & Company, Inc. to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a Material Adverse Effect.

(bb) Each entity (each, a "Fund") for which either Gabelli Funds, L.L.C. or Gabelli Advisers, Inc. acts as investment adviser and which is required to be registered with the Commission as an investment company under the Investment Company Act is, and upon consummation of the transactions contemplated herein will be, duly registered with the Commission as an investment company under the Investment Company Act; and to the knowledge of the Company, each Fund has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder; and, to the knowledge of the Company, there are no facts with respect to any such Fund that are likely to result in a Material Adverse Effect.

(cc) To the knowledge of the Company, none of the Company, Gabelli Funds, L.L.C., GAMCO Investors, Inc., Gabelli Fixed Income, Inc., Gabelli Fixed Income, L.L.C., Gabelli Securities, Inc., Gabelli Fixed Income Distributors, Inc. and Gabelli Direct Inc., Gabelli & Company, Inc. and Gabelli Advisers, Inc. or any other subsidiary of the Company is in breach or violation of or in default under any agreement between the Company, Gabelli Funds, L.L.C., GAMCO Investors, Inc., Gabelli Fixed Income, Inc., Gabelli Fixed Income, L.L.C., Gabelli Securities, Inc., Gabelli Fixed Income Distributors, Inc. and Gabelli Direct Inc., Gabelli & Company, Inc. and Gabelli Advisers, Inc. or any other subsidiary of the Company on the one hand and any Fund or private client on the other hand, which would, individually or in the aggregate, have a Material Adverse Effect.

(dd) The offering of the Securities will not constitute an "assignment" as defined in the Investment Company Act and the Advisers Act of any of the investment advisory contracts to which any of the Advisers is a party.

                  Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.        Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per Security set forth in Schedule II, the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter, plus any purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 200,000 FELINE PRIDES at the price per Security set forth in Schedule II. The option hereby granted will expire 13 days after the date on which the Initial Securities are issued and may be exercised in whole or in part from time to time only for the purpose of covering any over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional securities.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

                           In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

                           Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by an Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Merrill Lynch, and Merrill Lynch hereby confirms its agreement with the Company to render services, as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

SECTION 3. Covenants of the Company. The Company agrees with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 415, Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Final Prospectus or any amended Final Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Final Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will furnish to each Underwriter, without charge, during the period when the Final Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Final Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Final Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Final Prospectus under "Use of Proceeds".

(i) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P") to provide its credit rating of the Securities.

(j) Listing. The Company will use its best efforts to effect the listing of the Income PRIDES and the Shares on the New York Stock Exchange.

(k) Restriction on Sale of Securities. During a period of 90 days from the date of the Final Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Securities, Purchase Contracts, Common Stock or any security of the Company similar to Securities, Purchase Contracts or Common Stock or any security convertible into or exercisable or exchangeable for or repayable with Securities, Purchase Contracts, Common Stock or any equity securities substantially similar to the Securities, Purchase Contracts or Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing; or (ii) directly or indirectly, enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Securities, Purchase Contracts or Common Stock or any security convertible into or exercisable or exchangeable for or repayable with the Securities, Purchase Contracts, Common Stock or any equity securities substantially similar to the Securities, Purchase Contracts or Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Securities, Purchase Contracts, Common Stock or such other securities, in case or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Final Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Final Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or
         (E) the Company's obligations to file any registration statement under the 1933 Act existing on the date hereof.

(l) Reporting Requirements. The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m) Stabilization Efforts. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(n) Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, a sufficient number of shares of Common Stock to satisfy its obligations to issue Shares upon settlement of the Purchase Contracts.

SECTION 4. Payment of Expenses. (a) Expenses. The Company agrees to pay all costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing of the Registration Statement (including financial statements and exhibits), each preliminary prospectus, the Final Prospectus and each amendment or supplement to any of them, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Final Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the fees and disbursements of the Company's counsel in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the registration of the Securities under the 1934 Act and the listing of the Securities on the New York Stock Exchange, (xi) the cost of printing the Indenture and certificates representing the Notes, (xii) the cost and charges of the Trustee, the Purchase Contract Agent, the Collateral Agent and any other fiduciary agents, (xiii) any fees payable to rating agencies in connection with the rating of the Securities, (xiv) all other costs and expenses incident to the performance by the Company of its obligations hereunder and (xv) the fees and expenses of the Independent Underwriter.

                  (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein as of the date of this Agreement, the Closing Date and any Date of Delivery pursuant to
Section 2 hereof, or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) At the Closing Time, the Securities shall be rated at least BBB by S&P and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have been assigned such rating; and since the date of this Agreement, there shall not have occurred any downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) and no such organization shall have publicly announced that it has under surveillance a review of its rating of the Securities or any of the Company's other debt securities.

(b) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

(c) The Company shall have furnished to the Underwriters the opinion of James E. McKee, Vice President and General Counsel of the Company, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.

(d) The Underwriters shall have received from Shearman & Sterling, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto), the Operative Documents and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Underwriters shall have received from counsel for The Bank of New York, as Purchase Contract Agent, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

         (i) The Bank of New York is duly incorporated and is validly existing as a banking corporation with trust powers under the laws of the United States with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

         (ii) The execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement, and the authentication and delivery of the Securities, have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the legal, valid and binding obligations of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (iii) the execution, delivery and performance of the Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent.

         (iv) No consent, approval or authorization of, or registration with or notice to, any New York or federal governmental authority or agency is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

(f) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board, any Vice President, the Treasurer or any Assistant Treasurer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

         (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

         (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

         (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(g) The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(h) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Underwriters, at the date hereof and at the Closing Date, letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Final Prospectus.

(i) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) At the Closing Time, the Income PRIDES and the Shares shall have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriters.

(k) At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule IV hereto.

(l)      In the event that the Underwriters exercise their option provided in
         Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

         (i) A certificate, dated such Date of Delivery, signed by the Chairman of the Board, any Vice President, the Treasurer or any Assistant Treasurer and the principal financial or accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

         (ii) The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

         (iii) The opinion of James E. McKee, Vice President and General Counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(c).

         (iv) The opinion of Shearman & Sterling, counsel for the underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(d) hereof.

         (v) The legal opinion from counsel for The Bank of New York, as Purchase Contract Agent, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(e).

         (vi) A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(m) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(n) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in
         Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.        Indemnification.

                    (a) Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company, and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing and defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under the clauses (i) or (ii) above;

         provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company in writing by any Underwriter through the Underwriters expressly for use in the Registration Statement or any preliminary prospectus or the Final Prospectus (or any amendment or supplement thereto).

                           (2) In addition to and without limitation of the Company's obligation to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Securities.

(b) Indemnification of Company, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Final Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel), separate from its own counsel and that of the other indemnified parties, for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and
(2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

                  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule I hereto and not joint.

SECTION 8. Representations, Warranties and Agreement to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.        Termination of Agreement.

                  (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, with 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Underwriters or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

SECTION 11. Notices. All notices and other communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Equity Capital Market
(fax no.: (212) 449-9902) and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 4 World Financial Center, North Tower, New York, New York, 10080, or, if sent to the Company, will be mailed, delivered or telefaxed to James E. McKee, (fax no: 914-921-5384) and confirmed to it at Gabelli Asset Management Inc., One Corporate Center, Rye, New York 10580,
Attention:  General Counsel.

SECTION 12. Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 9 hereof, and no other person will have any right or obligation hereunder.

SECTION 13. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. Effect of Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.


                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        GABELLI ASSET MANAGEMENT INC.

                                        By:  /s/  Robert S. Zuccaro
                                             ------------------------------
                                        Name:    Robert S. Zuccaro
                                        Title:   Vice President and
                                                 Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
GABELLI & COMPANY, INC.

By: Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated


By:  /s/ Jay Horgen
     ------------------------
     Authorized Signatory






                                  SCHEDULE I

                 NUMBER OF INITIAL SECURITIES TO BE PURCHASED


                                                          Number of Income
                                                               PRIDES
Underwriter

Merrill Lynch, Pierce, Fenner & Smith Incorporated ......     2,880,000
Gabelli & Company, Inc. .................................       720,000



TOTAL                                                    ------------------
                                                             3,600,000

==============================================================================



                                  SCHEDULE II


                         GABELLI ASSET MANAGEMENT INC.

                            3,600,000 FELINE PRIDES



1        The offering price per Security, determined as provided in said
         Section 2, shall be $25.

2. The purchase price per Security to be paid by the several Underwriters shall be $24.25, being an amount equal to the offering price set forth above less $.75 per Security.





                                 Schedule III



                             List of Subsidiaries



                             Gabelli Funds, L.L.C.

                             GAMCO Investors, Inc.

                           Gabelli Securities, Inc.

                            Gabelli Advisers, Inc.

                            Gabelli & Company, Inc.

                          Gabelli Fixed Income L.L.C.

                    Gabelli Fixed Income Distributors, Inc.

                              Gabelli Direct Inc.



                                  Schedule IV



                      LIST OF PERSONS SUBJECT TO LOCK-UP



                     Gabelli Group Capital Partners, Inc.

                              Rye Holdings, Inc.

                          Rye Capital Partners, Inc.

                               Mario J. Gabelli

                               Robert S. Zuccaro

                                James E. McKee

                                Bruce N. Alpert

                              Douglas R. Jamieson





                                                                   EXHIBIT A

                     Form of Opinion of Company's Counsel,

                   Skadden, Arps, Slate, Meagher & Flom LLP,

                   To be delivered pursuant to Section 5(b)

         1. The Purchase Agreement has been duly authorized, executed and delivered by the Company;

         2. The Remarketing Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, (b) the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (c) rights to indemnity and contribution thereunder may be limited by applicable law or the public policy underlying such laws;

         3. Each of the Purchase Contract Agreement and the Pledge Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (b) the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract),
Section 365(e) of the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) would not substantively limit the provisions of Sections 3.15 and 5.9 of the Purchase Contract Agreement or Section 4.3 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury securities or (3) the applicable ownership interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent (for the benefit of the holders of Securities); and, provided, further, however, that
(i) the foregoing opinion is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code and (ii) procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of such rights and remedies;

         4. The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, (b) the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

         5. The Notes have been duly authorized by the Company and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment for the Income PRIDES of which they are a part in accordance with the terms of the Purchase Agreement and the Indenture, will be entitled to the benefits of the Indenture and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

         6. The Securities to be purchased by the Underwriters have been duly authorized by the Company and, when issued and authenticated in accordance with the provisions of the Purchase Contract Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), Section 365(e) of the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) would not substantively limit the provisions of Sections 3.15 and 5.9 of the Purchase Contract Agreement or
Section 4.3 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury securities or (3) the applicable ownership interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent (for the benefit of the holders of Securities); and, provided, further, however, that (i) the foregoing opinion is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code and (ii) procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of such rights and remedies;

         7. The Shares to be issued and sold by the Company under the Purchase Contract Agreement have been duly authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the provisions of the Purchase Contract Agreement and the Purchase Contracts upon payment of the purchase price specified therein, will be validly issued, fully paid and nonassessable; and free and clear of any preemptive rights or any similar rights arising under the Company's Certificate of Incorporation or the Business Corporation Law of the State of New York;

         8. The Indenture has been qualified under the 1939 Act;

         9. The statements in the Final Prospectus under the captions "Description of the FELINE PRIDES," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement" and "Description of the Notes," insofar as such statements purport to summarize certain provisions of the Purchase Contract Agreement, the Remarketing Agreement, the Pledge Agreement, the Indenture, the Notes and the Income PRIDES fairly summarize such provisions in all material respects;

         10. Although the discussion set forth in the Final Prospectus under the heading "Certain United States Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the FELINE PRIDES, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the FELINE PRIDES, based upon current United States federal income tax law;

         11. The Registration Statement has been declared effective under the 1933 Act; any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); we have been orally advised by the Commission that no order suspending the effectiveness of the Registration Statement has been issued and, to the best knowledge of such counsel, no proceedings for that purpose have been instituted or are pending or threatened;

         12. The Registration Statement, at the time it became effective or as of the date of the Purchase Agreement, and the Final Prospectus, as supplemented by the prospectus supplement as of the date of the prospectus supplement or as of the date hereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case we do not express any opinion as to the financial statements and schedules and other financial data included or incorporated by reference therein or excluded therefrom and the Statement of Eligibility on Form T-1, and, except to the extent expressly stated in paragraphs 9 and 10 above, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus;

         13. The documents incorporated by reference in the Final Prospectus (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom or the exhibits thereto, as to which we express no opinion), when they were filed with the Commission appeared on their face to be appropriately responsive in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder;

         14. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be made or obtained by the Company pursuant to the Business Corporation Law of the State of New York or the laws, rules or regulations of the State of New York or of the United States of America in connection with the transactions contemplated herein and in the other Operative Documents, except such as have been made obtained under the 1933 Act, the 1934 Act, the 1939 Act or otherwise and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters (about which such counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained;

         15. The execution, delivery and performance by the Company of the Purchase Agreement and the other Operative Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities and the issuance and sale of the Shares pursuant to the Purchase Contracts, will not (i) conflict with the certificate of incorporation or by-laws of the Company, (ii) constitute a violation of, or a breach or default under, the terms of any of the agreements listed on Schedule A hereto or (iii) violate or conflict with, or result in any contravention of, the laws, rules and regulations of the State of New York and the federal laws of the United States of America, in each case, which, in our experience are normally applicable to transactions of the type contemplated by the Purchase Agreement and the other Operative Documents (other than the United States federal securities laws, state and foreign securities or blue sky laws, antifraud laws and the rules and regulations of the NASD). We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Purchase Agreement and each of the other Operative Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

         16. The Company is not, and solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus will not be, subject to registration and regulation as an "investment company" as such term is defined in the Investment Company Act;

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the Laws of the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

         Furthermore, following the opinion paragraphs, such counsel shall state the following:

                       "We have participated in conferences with officers
              and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed. We did not participate in the preparation of the documents incorporated by reference but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus and have made no independent check or verification thereof (except to the extent stated in paragraphs 9 and 10 above), on the basis of the foregoing, no facts have come to our attention which lead us to believe that the Registration Statement, at the time it became effective and as of the date of the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as supplemented by the prospectus supplement, as of the date of the prospectus supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except that we express no belief with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom."





                                  Schedule A



1. Registration Rights Agreement, dated as of December 27, 2001, by and among Chilton International, LP, Chilton Opportunity International, LP, Chilton Investment Partners, LP, Chilton Opportunity Trust, LP and Chilton QP Investment Partners, LP and Gabelli Asset Management Inc.

2. Note Purchase Agreement, dated as of August 14, 2001, by and among Cascade Investment LLC, Gabelli Asset Management Inc., Mario J. Gabelli, Gabelli Group Capital Partners, Inc., Rye Holdings, Inc., and Rye Capital Partners, Inc.

3.       Cascade Convertible Promissory Note, dated as of August 14, 2001.

4. Registration Rights Agreement, dated as of August 14, 2001, between Cascade Investment LLC and Gabelli Asset Management Inc.

5. Tax Indemnification Agreement, dated as of February 17, 1999, between Gabelli Asset Management, Inc. and Gabelli Group Capital Partners.

6. Lock-Up Agreement, dated as of February 10, 1999, between Gabelli Asset Management and Gabelli Group Capital Partners Inc.

7. Employment Agreement, dated as of February 9, 1999, between Gabelli Asset Management Inc. and Mario J. Gabelli.

8. Management Services Agreement, dated as of February 9, 1999, between Gabelli Group Capital Partners Inc. and Gabelli Asset Management Inc.

9.       Gabelli Asset Management Inc. 1999 Annual Performance Incentive Plan.

10.      Gabelli Asset Management 1999 Stock Award and Incentive Plan.

11. Lease Agreement, dated as of December 5, 1997, between M(4)E, LLC and Gabelli Group Capital Partners Inc.



                                                                    EXHIBIT B

                      Form of Opinion of James E. McKee,

                        General Counsel of the Company,

                   To be delivered pursuant to Section 5(c)

         1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under, and as contemplated under, the Operative Documents to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

         2. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X), including those listed on Schedule III to the Purchase Agreement, (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best knowledge of such counsel, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary;

         3. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company;

         4. The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus;

         5. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of such counsel, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement and the other Operative Documents or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect;

         6. There are no contracts or documents that are required to be described in the Registration Statement, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required. The descriptions of the terms of any such contracts or documents contained in the Registration Statement or the Final Prospectus are correct in all material respects;

         7. The information included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 under the captions "Business - Intellectual Property," "Business - Regulation," "Property" and "Legal Proceedings," to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws, other documents or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects; and

         8. The execution, delivery and performance of the Purchase Agreement and the other Operative Documents and the consummation of the transactions contemplated in the Purchase Agreement and the other Operative Documents and in the Registration Statement (including the issuance and sale of the Securities pursuant hereto and the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption "Use of Proceeds" and the issuance and sale of the Shares pursuant to the Purchase Contracts) and compliance by the Company with its obligations under the Purchase Agreement and the other Operative Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         9. Each of Gabelli Funds, L.L.C., Gabelli Advisers, Inc., Gabelli Fixed Income, L.L.C. and GAMCO Investors, Inc. (each an "Adviser" and, collectively, the "Advisers") is duly registered as an investment adviser under the Advisers Act. No other subsidiary of the Company is required to be registered as an investment adviser under the Advisers Act and the rules and regulations of the Commission promulgated thereunder;

         10. Each of Gabelli & Company, Inc., Gabelli Fixed Income Distributors, Inc. and Gabelli Direct Inc. is duly registered, licensed or qualified as a broker-dealer under all federal laws requiring any such registration, licensing or qualification. None of the Company's other direct or indirect subsidiaries is required to be registered, licensed or qualified as a broker-dealer under any federal law requiring any such registration, licensing or qualification;

         11. None of the Company or its direct or indirect subsidiaries, including the Advisers, is required to be registered, licensed or qualified as an investment adviser under the laws of any state, in which it or its subsidiaries conduct business, requiring any such registration, licensing or qualification.

         Furthermore, following the opinion paragraphs, such counsel shall state the following:

                           "In addition, I and members of my legal staff have
                participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Final Prospectus, the documents incorporated by reference in the Registration Statement and related matters were discussed. Although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus and have made no independent check or verification thereof other than as specified in this opinion, on the basis of the foregoing, (A) I am of the opinion that each document, if any, filed pursuant to the 1934 Act and incorporated by reference in the Final Prospectus (except for financial statements and schedules and other financial information included therein as to which I express no opinion) complied when so filed as to form in all material respect with the 1934 Act and the applicable rules and regulations of the Commission thereunder, (B) I have not become aware of any fact that leads me to believe that the Registration Statement (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Statements of Eligibility on Form T-1, as to which we need express no opinion), at the time it became effective or as of the date of the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) I am of the opinion that the Registration Statement and the Final Prospectus (except for financial statements and schedules and other financial information included therein as to which I express no opinion) comply as to form in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder and (D) I have not become aware of any fact that leads me to believe that the Final Prospectus or any amendment or supplement thereto (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need express no opinion), at the time the Final Prospectus was issued, at the time any such amended or supplemented prospectus was issued or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading."


                                                                     EXHIBIT C


                           Form of Lock-Up Agreement



                               January 31, 2002


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Gabelli & Company, Inc.
As the Underwriters named in the Purchase Agreement
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         World Financial Center
         North Tower
         New York, New York 10281-1209

         Re:      Proposed Offering by Gabelli Asset Management Inc.
                  of FELINE PRIDES

Dear Sirs:

            The undersigned, a stockholder and/or an executive officer and/or director of Gabelli Asset Management Inc., a New York corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the offering of the Company's FELINE PRIDES (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Merrill Lynch that, during a period of 90 days from the date of the Final Prospectus (as defined in the Purchase Agreement), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of the Company's class A common stock, par value $0.001 per share, or class B common stock, par value $0.001 per share (together, the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

            The foregoing sentence shall not apply to (i) transfers of shares of Common Stock or options to purchase the Common Stock made as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition value, (ii) transfers of shares of Common Stock or options to purchase the Common Stock made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition value and
(iii) transfers of shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock to the Company to satisfy the exercise price for any securities convertible into or exercisable or exchangeable for the Common Stock.

            In addition, the undersigned may transfer, with the prior written consent of Merrill Lynch (which consent will not be unreasonably withheld), the shares of Common Stock acquired by the undersigned upon the exercise of stock options that will be vesting on February 10, 2002.



                               Very truly yours,


                               Signature:
                                                 -----------------------------
                               Print Name: